EXHIBIT 23.2

DE MEO, YOUNG, MCGRATH

A PROFESSIONAL SERVICES COMPANY

SUITE 517	SUITE 411
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
dym@dymco.net	boca@dymco.net

ANTHONY DE MEO, CPA*, ABV, PFS ROBERT E. MCGRATH, CPA ROBERTA N. YOUNG, CPA	MICHAEL I. BLOOM, CPA
DAVID B. PRICE, CPA

*regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 1 on Form S-3 of United Insurance Holdings Corp. (f/k/a FMG Acquisition Corp), (a continuation of Registration No. 333-150327) of our report dated May 1, 2008, in the audited financial statements in the consolidated financial statements of United Insurance Holdings, LC and Subsidiaries, for the years ended December 31, 2007, 2006 and 2005 and to the reference to our Firm under the caption “Experts” in the Amendment.

/S/

Fort Lauderdale, Florida
November 18, 2008

DYM

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION; PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION • FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • INSTITUTE OF BUSINESS APPRAISERS